Exhibit 4.8

CERTIFICATE OF VALIDATION OF
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF ATLIS MOTOR VEHICLES INC.

Atlis Motor Vehicles Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1.	The defective corporate acts that are the subject of this certificate of validation are (i) the amendment to the Certificate of Incorporation of the Corporation (the “Certificate”), effected by the filing of a certificate of amendment with the Office of the Secretary of State of the State of Delaware on January 23, 2020, which increased the authorized number of shares of Common Stock to 60,000,000, and (ii) the issuance of 487 shares of Common Stock on January 23, 2020.

2.	The nature of the failures of authorization in respect of the aforementioned defective corporate act is: (1) the records of the Corporation do not confirm that the Corporation's Board of Directors and stockholders approved and adopted the foregoing amendment in accordance with Section 242 of the Delaware General Corporation Law (the “DGCL”), and (2) the records of the Corporation do not confirm that stock certificates were issued in respect of the issued shares as contemplated by Section 158 of the DGCL, or, to the extent such shares were issued in uncertificated form, that the Board approved of the issuance of such shares in uncertificated form or that the holders thereof were provided the notice required by Section 151(1) of the DGCL.

3.	The aforementioned defective corporate acts were ratified in accordance with Section 204 of the DGCL. The Board of Directors of the Corporation ratified such acts on April 13, 2022, pursuant to duly adopted resolutions. The stockholders of the Corporation approved the ratification of such acts on April 13, 2022, pursuant to resolutions duly adopted by written consent in lieu of a meeting pursuant to Section 228 of the DGCL.

4.	A document titled “Certificate of Amendment of Certificate of Incorporation” was previously filed on January 23, 2020 by the Corporation with the State Office in respect of the aforementioned defective corporate acts. No changes to such certificate are required to give effect to the ratification of the aforementioned defective corporate acts in accordance with Section 204 of the DGCL. A copy of such Certificate of Amendment is attached hereto and incorporated herein by reference.

[Signature page follows]

In witness whereof, the undersigned has caused this Certificate of Validation to be signed by its duly authorized officer on the date set forth below.

ATLIS MOTOR VEHICLES INC.

By:	/s/ Mark Hanchett
Name:	Mark Hanchett
Title:	Chief Executive Officer
Date:	April 14, 2022

ATTACHMENT

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Atlis Motor Vehicles Inc. a corporation organized and existing under and by virtue of the General Corporation. Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Atlis Motor Vehicles Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH:” so that as amended said Article shall be and read as follows:,

“The total number of shares of stock which the corporation is authorized to issue is 60,000,000 shares of common stock having a par value of $0.0001 per share.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by s6tatute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Atlis Motor Vehicles Inc. has caused this certificate to be signed by an authorized officer, this 22 day of January, 2020.

BY:	/s/ Mark Hanchett	- Signature

Name:	Mark Hanchett	-please print
Authorized Officer